Proxy Statement/Prospectus Supplement to Proxy Statement/Prospectus dated May 8, 2025

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333- 286687

Date: May 15, 2025

Supplement to the Proxy Statement/Prospectus

Dated May 8, 2025

Relating to the Special Meeting of Stockholders of Bancorp Financial, Inc.

This supplement to the proxy statement/prospectus dated May 8, 2025, which forms a part of the Registration Statement on Form S-4 (File No. 333-286687) declared effective by the Securities and Exchange Commission on May 8, 2025, is being filed to provide updated logistical information regarding the virtual special meeting of stockholders of Bancorp Financial, Inc. to be held on June 18, 2025 at 9:00 A.M. Central Time.

The proxy statement/prospectus previously filed and printed for distribution included an incorrect website address for accessing the virtual special meeting of Bancorp Financial, Inc. The correct website is:

https://web.lumiconnect.com/222879025 (password: bancorp2025)

The meeting date and time remain unchanged and are as set forth above and in the proxy materials. This correction is being provided in connection with the mailing of proxy materials to Bancorp Financial, Inc. stockholders.

Stockholders should refer to the proxy statement/prospectus for all other information relating to the proposed transaction, which remains unchanged. This supplement should be read in conjunction with the proxy statement/prospectus.